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                                                          EX. 4.7




                           JOINT FILING AGREEMENT

            In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the shares of common stock, par value $.01 per share, of Rockefeller Center Properties, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.


Date:  December 29, 1994


                  WHITEHALL STREET REAL ESTATE LIMITED PARTNERSHIP V

                        By:   WH Advisors, L.P. V, General Partner


                              By:   WH Advisors, Inc. V, General Partner


                                    By:  /s/ Ralph F. Rosenberg
                                       Name:  Ralph F. Rosenberg
                                       Title: Vice President


                  WH ADVISORS L.P. V


                        By:  WH Advisors, Inc. V, General
                             Partner


                              By: /s/ Ralph F. Rosenberg
                                 Name:  Ralph F. Rosenberg
                                 Title: Vice President


                  WH ADVISORS, INC. V



                        By: /s/ Ralph F. Rosenberg
                             Name:  Ralph F. Rosenberg
                             Title: Vice President

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                  THE GOLDMAN SACHS GROUP, L.P.


                        By: /s/ Barry S. Volpert
                           Name: Barry S. Volpert
                           General Partner


                     /s/ Goldman, Sachs & Co.
                     (Goldman, Sachs & Co.)